Exhibit 99.1

SB PARTNERS
(a New York limited partnership)
PRO FORMA BALANCE SHEET
As of June 30, 2022
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Balance
	reported	(See Note 2)	Sheet
Assets:
Investments -
Real estate held for sale	$3,856,778	$(3,856,778)	$-

Investment in Sentinel Omaha, LLC net	3,354,346	-	3,354,346
	7,211,124	(3,856,778)	3,354,346
Other Assets -
Cash and cash equivalents	2,809,150	12,453,687	15,262,837
Other assets	1,471	-	1,471
Other asset in discontinued operations	48,424	(48,424)	-

Total assets	$10,070,169	$8,548,485	$18,618,654

Liabilities:
Accounts payable	$30,405	$-	$30,405
Other liabilities in discontinued operations	709	(709)	-

Total liabilities	31,114	(709)	30,405

Partners' Capital:
Limited partner - 7,753 units	10,056,196	8,548,091	18,604,287
General partner - 1 unit	(17,141)	1,103	(16,038)

Total partners' capital	10,039,055	8,549,194	18,588,249

Total liabilities and partners' capital	$10,070,169	$8,548,485	$18,618,654

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2022
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement

Equity in net (loss) of investment	$(32,223)	$-	$(32,223)

Partnership income and expenses:
Interest income	13,331	-	13,331
Partnership expenses	(332,627)	33,724	(298,903)

Net (loss) from continuing operations	(351,519)	33,724	(317,795)

Income from discontinued operation	315,218	(315,218)	-

Net loss	(36,301)	(281,494)	(317,795)

Loss allocated to general partner	(5)	(36)	(41)

Loss allocated to limited partners	$(36,296)	$(281,458)	$(317,754)

Earnings per unit of limited partnership interest (basic and diluted):
Continuing operations	$(45.34)	$-	$(45.34)
Discontinued operation	$40.66	$(40.66)	$-
Net Loss per unit of Limited Partnership Interest	$(4.68)	$(40.66)	$(45.34)

Weighted Average Number of Units of Limited Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement
Revenues:
Rental income	$1,209,178	$(1,209,178)	$-
Interest on short-term investments and other	12,385	-	12,385

Total revenues	1,221,563	(1,209,178)	12,385

Expenses:
Real estate operating expenses	328,407	(173,245)	155,162
Depreciation	164,491	(164,491)	-
Real estate taxes	146,833	(146,833)	-
Management fees	996,741	(67,447)	929,294
Other	145,845	-	145,845

Total expenses	1,782,317	(552,016)	1,230,301

Loss from operations	(560,754)	(657,162)	(1,217,916)
Equity in net income of investment	19,251,430	-	19,251,430
Decrease in reserve for value of investment	11,923,033	-	11,923,033

Net income	30,613,709	(657,162)	29,956,547

Income allocated to general partner	3,949	(85)	3,864
Income allocated to limited partners	$30,609,760	$(657,077)	$29,952,683

Earnings per unit of limited partnership interest (basic and diluted):
Net income per unit of Limited Partnership Interest	$3,948.63	$(84.76)	$3,863.87

Weighted Average Number of Units of Limited Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS

(a New York limited partnership)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(1)	Accounting and Financial Reporting

The consolidated financial statements included herein are unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position and results of operations for the year presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Registrant's latest annual report on Form 10-K, filed March 31, 2022 and Form 10-Q filed August 15, 2022.

(2)	Pro Forma Adjustments

The consolidated balance sheet as of the last filing date, June 30, 2022, has been restated to reflect the sale of Eagle IV as if the transaction had occurred on such date. Accordingly, the assets and liabilities of Eagle IV have been removed from the historical balance sheet to reflect the sale of the property. Assets removed included real estate held for sale of $3,856,778 and other assets in discontinued operation totaling $48,424. Liabilities removed include other liabilities in discontinued operation totaling $709. In addition, the balance of cash has been increased by $12,453,687 to reflect the net proceeds from the sale of Eagle IV retained.

The accompanying pro forma consolidated statement of operations for the six months ended June 30, 2022 has been adjusted to reflect the results of operations of the Registrant as if the sale of Eagle IV had been consummated at the beginning of the period.

The income from discontinuing operation of Eagle IV has been removed from the consolidated statement of operations for the six months ended June 30, 2022. In accordance with the rules and regulations regarding the filing of Form 8-K, no gain from the sale of the investment in real estate property is reflected in the pro forma statement of operations.

The accompanying pro forma consolidated statement of operations for the year ended December 31, 2021 has been adjusted to reflect the results of operations of the Registrant as if the sale of Eagle IV had been consummated at the beginning of the period.

The income and expenses of Eagle IV has been removed from the consolidated statement of operations for the year ended December 31, 2021. In accordance with the rules and regulations regarding the filing of Form 8-K, no gain from the sale of the investment in real estate property is reflected in the pro forma statement of operations.